Exhibit 32.1
Section 1350 Certification,
As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Magma Design Automation, Inc. (the “Company”) on Form 10-Q for the period ended October 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rajeev Madhavan, Chief Executive Officer of the Company, certify to my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

/s/ Rajeev Madhavan
Rajeev Madhavan
Chief Executive Officer

December 8, 2011